UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                OCTOBER 27, 2004


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)


                      0-13368                      37-1103704
             (Commission File Number)  (IRS Employer Identification No.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (Address Including Zip Code of Principal Executive Offices)

                                 (217) 234-7454
              (Registrant's Telephone Number, including Area Code)








Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written  communications  pursuant  to Rule 425 under the  Securities  Act
     (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on October 27, 2004, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of September 30, 2004.



Item 9.01.   Financial Statements and Exhibits

(a)      None required
(b)      None required
(c)      Exhibits

         Exhibit 99 - Quarterly shareholder report as of and for the period ending September 30, 2004

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: October 27, 2004                    By: /s/  William S. Rowland

                                           William S. Rowland
                                           President and Chief
                                           Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number          Description
--------------------------------------------------------------------------------
    99          Quarterly shareholder report issued October 27, 2004

                                                                      Exhibit 99
[GRAPHIC OMITTED][GRAPHIC OMITTED]

Our financial results for the first nine months of 2004 were good, with diluted earnings per share amounting to $1.56 as compared to $1.42 during the same period in 2003. Net income increased to $7,181,000 for the first nine months of 2004 as compared to $6,877,000 for the first nine months of 2003. All share and per share information for current and prior periods presented in this report have been adjusted to reflect the three-for-two stock split in the form of a 50% stock dividend completed in July 2004.

An increase in net interest income was the primary factor in 2004 earnings growth. Net interest income before provision for loan losses was $21,187,000 for the first nine months of 2004 as compared to $19,965,000 for the same period in 2003, an increase of $1,222,000. Growth in net average earning assets and an increase in margin contributed to the increase in net interest income. Loan balances increased $44 million in 2004 and deposit balances increased by $33 million. The net interest margin for the first nine months of 2004 increased to 3.87% on a tax equivalent basis from 3.81% for the first nine months of 2003 as a result of the loan growth and lower funding costs.

Our provision for loan losses amounted to $437,000 for the first nine months of 2004 as compared to $750,000 during the same period last year. The reduced provision is primarily due to a decline in the level of non-performing loans. Non-performing loans on September 30, 2004 were $3,606,000 as compared to $4,766,000 on September 30, 2003. Net charge-offs were $303,000 for the first nine months of 2004 as compared with $204,000 for the same period last year.

Non-interest income for the first nine months of 2004 was $8,717,000 compared to $9,487,000 for the same period last year. As we anticipated, mortgage refinance activity slowed considerably in 2004 and mortgage banking revenue declined to $384,000 for the first nine months of 2004 compared to $1,581,000 for the same period last year. Increases in trust and brokerage fees have partially offset these declines. Trust revenues have increased from $1,444,000 for the first nine months of 2003 to $1,676,000 for the first nine months of 2004. The increase in revenues is the result of improvement in equity prices and growth in new business. Trust assets increased from $339 million on September 30, 2003 to $354 million on September 30, 2004.

Non-interest expenses increased by $408,000 compared to the first nine months of 2003 as a result of increased costs for salaries and benefits, marketing costs for deposit promotions, and professional fees incurred in implementing the requirements of the Sarbanes-Oxley Act of 2002.

During the third quarter of 2004, we completed the initial phase of our retail deposit realignment. Customers have had a favorable response to the new products and we have added 977 new deposit accounts since the new products were first introduced. In addition to the deposit products, we have made it much more convenient for customers to obtain a home mortgage loan with the completion of our online mortgage center. A customer can apply and receive pre-approval for their home mortgage loan online. This provides the customer peace-of-mind as they search for their new home. Initial customer usage has been very good with over 5,000 hits to this page of our website in the last few months.

Thank you for your continued support and confidence in First Mid-Illinois Bancshares, Inc.

Sincerely,

/s/ William S. Rowland

William S. Rowland
Chairman and Chief Executive Officer

October 27, 2004





                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                  217-234-7454

                                www.firstmid.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)   (unaudited)     September 30,   December 31,
--------------------------------------------------------------------------------
                                                            2004           2003
Assets
Cash and due from banks                                  $16,918        $20,659
Federal funds sold and other interest-bearing deposits       732          4,290
Investment securities:
 Available-for-sale, at fair value                       168,341        176,481
 Held-to-maturity, at amortized cost (estimated fair
  value of $1,628 and $1,687 at September 30, 2004
  and December 31, 2003,  respectively)                    1,567          1,677
Loans                                                    597,406        552,824
Less allowance for loan losses                            (4,560)        (4,426)
--------------------------------------------------------------------------------
  Net loans                                              592,846        548,398
Premises and equipment, net                               15,471         16,059
Goodwill, net                                              9,034          9,034
Intangible assets, net                                     3,497          3,969
Other assets                                              13,656         13,078
--------------------------------------------------------------------------------
  Total assets                                          $822,062       $793,645
================================================================================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                   $85,151        $94,723
  Interest bearing                                       563,199        520,269
--------------------------------------------------------------------------------
    Total deposits                                       648,350        614,992
Repurchase agreements with customers                      53,153         59,875
Junior subordinated debentures                            10,310              -
Other borrowings                                          34,900         39,925
Other liabilities                                          6,623          8,258
--------------------------------------------------------------------------------
  Total liabilities                                      753,336        723,050
--------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($4 par value; authorized
   18,000,000 shares; issued 5,564,207 shares
   in 2004 and 5,501,831 shares in 2003)                  22,257         14,672
Additional paid-in capital                                17,561         15,960
Retained earnings                                         51,763         52,942
Deferred compensation                                      2,198          1,881
Accumulated other comprehensive income                     1,092          1,581
Treasury stock at cost, 1,098,676 shares in
   2004 and 801,928 shares in 2003                       (26,145)       (16,441)
--------------------------------------------------------------------------------
  Total stockholders' equity                              68,726         70,595
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity            $822,062       $793,645
================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)   (unaudited)
--------------------------------------------------------------------------------
For the nine month period ended September 30,                   2004       2003
Interest income:
Interest and fees on loans                                   $24,941    $24,245
Interest on investment securities                              4,574      4,649
Interest on federal funds sold and other                          72        222
--------------------------------------------------------------------------------
    Total interest income                                     29,587     29,116
Interest expense:
Interest on deposits                                           6,634      7,549
Interest on repurchase agreements with customers                 245        193
Interest on subordinated debt                                    255          -
Interest on other borrowings                                   1,266      1,409
--------------------------------------------------------------------------------
    Total interest expense                                     8,400      9,151
--------------------------------------------------------------------------------
Net interest income                                           21,187     19,965
Provision for loan losses                                        437        750
--------------------------------------------------------------------------------
Net interest income after provision for loan losses           20,750     19,215
Non-interest income:
Trust revenues                                                 1,676      1,444
Brokerage commissions                                            298        209
Insurance commissions                                          1,112      1,141
Service charges                                                3,572      3,303
Securities gains, net                                             92        370
Mortgage banking revenues                                        384      1,581
Other                                                          1,583      1,439
--------------------------------------------------------------------------------
  Total non-interest income                                    8,717      9,487
Non-interest expense:
Salaries and employee benefits                                10,087      9,928
Net occupancy and equipment expense                            3,237      3,202
Amortization of intangible assets                                472        577
Other                                                          4,860      4,541
--------------------------------------------------------------------------------
  Total non-interest expense                                  18,656     18,248
--------------------------------------------------------------------------------
Income before income taxes                                    10,811     10,454
Income taxes                                                   3,630      3,577
--------------------------------------------------------------------------------
Net income                                                    $7,181     $6,877
================================================================================


Per Share Information
(unaudited)
--------------------------------------------------------------------------------
For the nine month period ended September 30,                   2004       2003
Basic earnings per share                                       $1.59      $1.45
Diluted earnings per share                                     $1.56      $1.42
Book value per share                                          $15.39     $14.90
Market price of stock                                         $36.50     $31.50


CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)  (unaudited)
--------------------------------------------------------------------------------
For the nine month period ended September 30,                   2004       2003
Balance at beginning of year                                 $70,595    $66,807
Net income                                                     7,181      6,877
Dividends on stock                                              (949)      (791)
Issuance of stock                                              1,775      1,580
Purchase of treasury stock                                    (9,479)    (3,466)
Deferred compensation adjustment                                  92          -
Changes in accumulated other comprehensive
   income (loss)                                                (489)      (706)
--------------------------------------------------------------------------------
Balance at end of year                                       $68,726    $70,301
================================================================================